UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-38184 (Commission File Number)	04-2777442 (IRS Employer Identification No.)

1336 Massachusetts Avenue Cambridge, MA 02138
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2020, Cambridge Bancorp (NASDAQ: CATC) (“Cambridge”), completed its previously announced acquisition of Wellesley Bancorp, Inc. (“Wellesley”), pursuant to an Agreement and Plan of Merger, dated as of December 5, 2019 (the “Merger Agreement”), by and between Cambridge, Cambridge Trust Company, Wellesley and Wellesley Bank. Under the terms of the Merger Agreement, (i) Wellesley merged with and into Cambridge, with Cambridge being the surviving entity and (ii) Wellesley Bank merged with and into Cambridge Trust Company with Cambridge Trust Company being the surviving entity (the “Merger”).

As a result of the Merger, each share of Wellesley common stock was converted into the right to receive 0.580 shares of common stock, par value $1.00 per share, of Cambridge, with cash paid in lieu of fractional shares (the “Merger Consideration”). Also, each option to purchase Wellesley common stock was converted into the right to receive a cash payment equal to $32.42 less the option exercise price, if such amount was greater than zero.

A copy of Cambridge’s press release dated June 1, 2020, announcing the completion of the Merger is attached hereto as Exhibit 99.1.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Cambridge’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2019, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and effective upon completion of the Merger, and in accordance with the terms of the Merger Agreement, the Board of Directors of the Cambridge (the “Board”) appointed Thomas J. Fontaine, Simon R. Gerlin and Kathryn M. Hinderhofer to the Board. In addition, Mr. Fontaine, Mr. Gerlin and Ms. Hinderhofer were each appointed to the Board of Directors of Cambridge Trust Company.

Mr. Fontaine, Mr. Gerlin and Ms. Hinderhofer will each hold office until the Company’s 2021 annual meeting of shareholders, and will be nominated by the Board to stand for re-election at the Company’s 2021 annual meeting of shareholders for a term expiring in 2024.

There have been no transactions involving Mr. Fontaine, Mr. Gerlin and Ms. Hinderhofer that would require disclosure under Item 404(a) of Regulation S-K.

As non-employee members of the Board, Mr. Gerlin and Ms. Hinderhofer will be entitled to the director compensation set forth in the Company’s proxy statement filed with the SEC on March 19, 2020, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The required financial statements will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)      Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	Press release announcing completion of merger dated June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE BANCORP

June 1, 2020
	By:	/s/ Michael F. Carotenuto
Michael F. Carotenuto
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)